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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-57180, 333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-51548) and on Forms S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and 333-95595) of our report dated December 23, 2002 except with respect to the matters disclosed under the heading "Restatement" in Note 1, Note 3 and the 4th paragraph of Note 17 as to which the date is July 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
New York, New York
July 28, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS